Exhibit 10.7

Supplemental Agreement

Seller: Shenglin Chen Pen, Spanish national, holding Spanish National ID Card No: 50774475-C.

Francisco Javier Zorrilla Lozano, Spanish national, holding Spanish National ID Card No: 26471040-H.

Buyer: AIGOLEO LIMITED with its registered office located in Hong Kong, and registered with the Hong Kong Companies Registry under number 1735254.

Both parties agree as follows:

1.	This agreement serves as supplemental terms to the Share Purchase Agreement signed by both parties on December 27, 2024.

2.	According to the terms of the Share Purchase Agreement and the financial data of ARTECONFORT HOTELES S.L. for the year 2024, the Buyer was required to pay the Sellers an earn-out payment of EUR 384,859 by March 1, 2025.

3.	After officially taking over on January 1, 2025, the Buyer re-examined various materials and data and promptly identified certain unreasonable circumstances. Following the negotiation, the Sellers agree that the aforementioned earn-out payment of EUR 384,859 will no longer be paid by the Buyer.

4.	This agreement is signed in October 2025.

Buyer:

Seller: